SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                             AMENDED CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                     Amended Report Dated September 12, 1996



                       FINANCIAL FREEDOM ENTERPRISES, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                       33-24387-               84-1092599
----------------------            ----------------         --------------------
 (State of Incorporation)       (Commission File Number     (I.R.S. employer
                                                          identification number)



                    180 N. Woodruff, Idaho Falls, Idaho 83401
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (208) 529-2111
                                                           --------------

                         IMPACT INCOME INVESTMENTS, INC.
                      -------------------------------------
                                  (Former Name)



[Index to Exhibits is to be found in sequential numbering system on page No. 15]

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant

     A. At a duly called meeting of shareholders of the Registrant, then named IMAGE Income Investments, Inc., a quorum being present, on June 24, 1996, the following Resolutions were unanimously adopted:

          1.  The  Acquisition  of 100% of the  Common  and  Preferred  Stock of
FINANCIAL FREEDOM ENTERPRISES, INC. ("FFE"), with executive offices at 180 N. Woodruff, Idaho Falls, Idaho 83401, (208) 529-2111, a Nevada corporation, was ratified, resulting in the Registrant continuing the FFE business started by Ms. Carol Walker in 1988, which has over 15,000 members subscribing to its seminars providing written and video programs titled Putting People on the Road to Financial Freedom - Wake Up American and Return to Prosperity.

          2. Changing the  corporate  name to  "FINANCIAL  FREEDOM  ENTERPRISES,
INC."

          3. The par value of the 100,000 authorized Preferred Stock to 5,000,000 Preferred authorized was increased and par value increased to $1.00 per share

          4. The Resignation of the Board of Directors was accepted, and replaced by:

                           Ronald Zeller
                           Carol Shelton Walker
                           Robert A.  Needham
                           Douglas T. Snarr
                           Robert Ground, Ph.D.
                           John Rivera (Alternate)

          The resumes of these Directors as required for SEC filings are included hereinafter under Item 5 - Other Events.

     B. Application is being made to resume trading on the NASDAQ Bulletin Board System, and the new trading may be anticipated to re-commence on or about by August 15, 1996.

     C. Under the terms of the May 13, 1996 Acquisition Agreement between IMPACT, Fusiones y Adquisiciones FYA de San Jose, S.A., a Costa Rica corporation, and FFE (now the Registrant), IMPACT agreed to acquire 100% of the Common Stock and Preferred Stock of Financial Freedom in return for issuing
8,500,000 shares of IMPACT's Common Stock and 4,500,000 shares of IMPACT's Convertible Voting Preferred Stock, convertible into four shares of Common Stock for each share of Preferred Stock. The Preferred Shares are callable at 120% of $1.00 par value the first year, decreasing by 5% annually. The Preferred Shares may be converted at any time. (See Item 2 herein.)

     D. Share Ownership

          1.  The  Registrant's  stock  ownership   immediately   following  the
acquisition is as follows:

                                     No. of        No. of        % After        No. Common
                                     Common       Preferred    Conversion    After Conversion
                                     ------       ---------    ----------    ----------------

IMPACT Shareholders                 7,100,000          -0-        21.0%          7,100,000
Financial Freedom Shareholders           -0-     4,500,000(1)     53.7%         18,000,000
Fusiones, S.A.                      8,500,000                     25.3%          8,500,000
                                                                  -----        -----------
        Total                                                      100%         33,600,000

--------
(1)   Convertible into 18,000,000 shares of Registrant's Common Stock (four shares of Common
      Stock for each Preferred Share).


                                                 -2-

     2. The shares of Convertible Preferred Stock owned by Registrant's Officers and Directors is as follows:

                              Preferred
    Name                       Shares*                    %
    ----                      ----------                 ----


    John Rivera               2,256,770                  50.2%
    Carol A. Walker           2,243,230                  49.8%
                              ---------                  -----
             Total            4,500,000                  100%

---------
* Convertible into 9,027,080 and 8,972,920 shares of Common Stock, respectively.

     3. The following Table represents the ownership of any person or entity known by Management to be the beneficial owner of five percent (5%), or 1,680,000 shares, or more of the Registrant's Common Voting Stock (assuming conversion of 4,500,000 shares of Preferred owned by Company Officers into 18,000,000 shares).

                                       No. of                        %
  Name              Address           Shares                    Ownership
  ----              -------           ------                    ---------

   FYA                 (1)           8,500,000                     25.3%
   John  Rivera        (2)           9,027,080                     26.8%
   Carol  Walker       (2)           8,972,920                     26.0%
                                    ----------                     -----
        Total                       26,500,000                     78.8%

----------

(1) Fusiones Adquisiciones FYA de San Jose S.A. registered November 24, 1995 under Volume 912, Page 224, Entry 303 of the Mercantile Section of the Public Registry, of San Jose, Costa Rica. Corporate identification number is 3-101-176771. Its address is 677 - 33rd Street, San Jose 1000, Costa Rica.

(2)  Company headquarters at 180 N. Woodruff, Idaho Falls, Idaho 83401.

(3) The remaining 7,100,000 shares (11.2%) are owned by IMPACT's shareholders, none of whom own over 5% of the aggregate.


Item 2.  Acquisition or Disposition of Assets

     A. On May 3, 1996, Carol A. Walker, the founder in 1988 of Financial Freedom Enterprises, an Idaho corporation ("FFE/Idaho") in a document captioned "INTELLECTUAL PROPERTY PURCHASE AGREEMENT, transferred and conveyed to FFE/Idaho, 100% of Ms. Walker's financial management materials developed by Ms. Walker for use in the Registrant's eight year seminar history; all intellectual property rights, including but not limited to trademarks, service marks, software and copyrights; and existing service/seminar agreements with third-parties (including with Financial Potential Corporation of Alamosa, Colorado, who in turn has a subcontractual marketing agreement with National Marketing Alliance ("NMA"), of the Denver Technical Center in Englewood, Colorado, a nationwide insurance marketing company with over 25,000 agents). In consideration for the transfer by Ms. Walker, FFE/Idaho agreed to pay Ms. Walker the sum of $4,500,000, payable as monthly royalties on a designated dollar cost for (1) Educational Workbooks; (2) Educational Videos; (3) Blueprint Software; and (4) per Client Generated by Ms. Walker. Notwithstanding the royalty payment schedule, the aggregate remaining balance is due and payable in full by May 3, 2006.

     B. On May 10, 1996, Fusiones y Adquisiciones FYA de San Jose, S.A., a Costa Rica corporation ("FYA") through its wholly-owned subsidiary Financial Freedom Enterprise, Inc., a Nevada corporation ("FFE/Nevada") acquired all of the assets of FFE/Idaho including all accounts receivable; and client lists from inception, in return for FFE/Nevada issuing to shareholders of FFE/Idaho 4,500,000 shares of FFE/Nevada's Series C Convertible Preferred Stock, $1.00 per share par value, convertible into 18,000,000 shares of Common Stock being four shares of Common Stock for each share of Preferred Stock. This Series C Preferred Stock is callable in full or in part, at a premium over the first four years commencing at 120% of par value, reducing 5% annually thereafter, maturing May 13, 2001.

Item 3.  Bankruptcy or Receivership

         N.A.

Item 4.  Changes in Registrant's Certifying Accountant

     The new auditor is the Registrant's firm of certified public accountants.

Item 5.  Other Events

     The following is the History and Business of the Registrant's Financial Freedom Enterprises, Inc., which will be carried forward as contemplated by the Acquisition Agreement.

     Financial Freedom Enterprises, Inc. "Putting People on the Road to Financial Freedom"; "Financial Freedom - Wake Up America and Return to Prosperity ... Your Divine Right" has operated the Financial Fitness Centers since 1988 and has had over 13,000 Associates enrolled in its Financial Educational Seminars using the Financial Freedom written and video programs to open up a new world and insight to preserving wealth, creating wealth, and learning the easy (but usually overlooked by the less financially sophisticated American), efficient and effective "Money Management" and "Greater Personal and Financial Freedom." The impressive growth has resulted only from individual referrals since inception.

     The Denver Rocky Mountain News for November 6, 1995, in a full page article titled "Consumer Debt Out of Control?" stated in part:


          "U.S. consumers had a $988.6 billion debt burden as of August, according to the latest Federal Reserve Board figures. That's up $119 billion, or nearly 14%, from the same time last year. Meanwhile, signs are everywhere that people are having problems paying off those bills: The American Bankers Association said last month that 3.26% of all consumer loans, including credit cards, home equity and auto loans, were at least 30 days past due as of June 30, the most recent data available. In June 1994, the delinquency rate was 2.56%."

The  Financial  Fitness   "Associates"   learn  the  techniques  for  empowering
themselves, with the skills and tools needed for managing their finances wisely. These stated goals are summarized by:


         o   Achieving  Financial Health - by living on less than what you earn;
         o   Financial Fitness - by keeping more of what you earn;
         o Financial Freedom - by freeing up what you have and will yet earn by getting out of debt, and, more importantly, staying out;
         o Financial Retirement - through "Provident Living" and a "Home Financial Management System"

     The Financial Fitness Centers provide attractive, practical, and easy to use financial educational tools in text format and over twelve videos, including:


         o   Financial Preparedness System

         o   The Blue Print System for detailed budgeting and Money Management

         o The "Say Hello To Success" for effective, efficient telemarketing and Network Marketing, for establishing productive, financial, rewarding work habits and Prospecting Methodologies

         o   The Debt Retirement Program

         o   The Payment-Acceleration Program

         o   The Mortgage Cost-Reduction System

     The Financial Fitness presentation focuses on techniques businesses can implement in their human resources programs to assist the individual employee, with the resulting improvement of an acceleration of the overall productive and resulting increase in the Company's financial revenues.

A Profile of Financial Fitness Centers

     Financial Freedom Enterprises, Inc. has developed the complete "Financial Preparedness System" - The blueprint Financial Preparedness System to help individuals and families discover the freedom and peace of mind that comes from having achieved financial security. Financial Freedom Enterprises, Inc. is now building a nationwide, seamless network of Financial Fitness Centers as the vehicle for providing this most needed service to the public. Their services, products, and Center support play an integral role in helping The Blueprint Financial Preparedness System "Deliver its promised reward - making the kind of financial security we speak of within the reach of all Americans."

     The systems and services focus on empowering the individual with the necessary tools to become financially prepared, so that they can achieve greater personal freedom for themselves and their families. The professionally trained representatives, and counselors assist individuals in changing unproductive monetary habits, and provides the kind of education and training on how best to utilize these most powerful financial preparedness strategies, in order to create a positive lifestyle change in their personal and family finances.

The Blueprint System Advantage

     By enrolling onto the Blueprint Financial Preparedness System, with the help of one of the Financial Fitness Centers' representatives, the clients are automatically provided the option of four powerful programs; four comprehensive programs within the Blueprint System itself. Every client's financial preparedness needs, including those educational needs that help to facilitate the development of these sound financial preparedness skills, can be met by taking advantage of that strategy, service, or course that best fits his/her specific needs. For example:

         o   Debt-Retirement Program

             This program is designed for individuals who are inundated with bills and creditors, and do not have sufficient cash flow to service monthly financial obligations. This program, for honorably discharging all debts, is a positive alternative to bankruptcy. Financial Fitness Centers assist each individual in:

             o  Establishing a workable household family budget;
             o Education through weekly workshops on how to more effectively control spending;
             o  Negotiating reduced payments with creditors;
             o Disbursing monthly payments to creditors through our licensed, bonded client trust account.

         o   Payment-Acceleration Program

             This program is tailored to those busy individuals who would like to utilize the Financial Fitness payment disbursement services, in order to free up their time for more productive endeavors. It is also designed for those individuals who find themselves in financial inertia, not getting ahead, living paycheck to paycheck. The Financial Fitness professionally trained staff assists in providing:

             o  An  established  customized  budget  tailored to  individual specific needs, showing by percentage where your money is being allocated;
             o A personalized program to eliminate all debt, including home mortgages and car loans, in approximately 1/3 the normal time period;
             o  Help in tracking individual spending;
             o Monthly accountability sessions with professionally trained counselors;
             o Weekly disbursements of payment obligations through our licensed, bonded client trust account;
             o Monthly spreadsheets accounting by dollar amount and percentages;
             o Personalized quarterly counseling to maximize suggested  methods in attaining personal financial goals.

         o   I.R.S. Services

             The Financial Fitness IRS Services are multifaceted to enhance other Financial Freedom Enterprises, Inc. services or to stand alone as an effective service to taxpayers who are in need of assistance in dealing with the IRS.

             o The IRS Services are available to the debt retirement client upon  enrollment  with The  Blueprint  Financial  Preparedness
               System, with one of two objectives with the IRS for the client:
                  a)  Hardship - The client is unable to make payments.
                  b)  Payment arrangements within the client's ability to pay.

             o The Offer in Compromise  program helps clients  settle their account, assisting non-filers, delinquent taxpayers, and clients with huge tax burdens that they are unable to pay. The OIC program, in simple terms, is an offer to the IRS which is lower than what the debt is. For example, the IRS accepts $1,000 as payment on a $19,000 debt (actual case). This program has proven to be extremely successful.


             o The IRS Abatement of Penalties is a program which is largely unknown. Word of mouth helps to inform many potential clients who are not already aware of this helpful program, due to the fact that anyone who has paid off an IRS debt (with the last payment made being less than three years previous) has an excellent chance to have their penalties abated.

         o   Educational Training & Workshops Support

             Financial Fitness Centers educational training and workshop program consists of twelve video tape courses, with accompanying workbooks, and are designed to give management training and support for developing sound money management skills. These video courses and/or monthly workshops assist the client in establishing his/her actual financial goals, helping to set them on the course which they need to follow if they are to ever achieve greater personal freedom for themselves. As part of this support there are also the ongoing counseling sessions which the Center counselors provide. While the client is establishing his/her financial course, he/she will often need encouragement and direction, which is actually the heart of Financial Fitness Centers service.

         o   Financial Fitness Centers Can Help Everyone

             o Debt-Management  strategies  and  mortgage  equivalency  rate reduction;
             o Increase the client's  disposable  income by 10% to 20% without a pay increase;
             o Learn  specific  strategies to pay off all debt, including cars and home, in approximately one-third the time period, and at an equivalency rate of 4% to 5%;
             o Put an end to  paycheck-to-paycheck  living,  and high interest payments  because of debt;
             o Solve all  immediate  and  pressing financial  crises;
             o Relieve  stress and worry  associated  with financial problems;
             o Gain control of personal financial future.

          o  "Don't Become Another Statistic"

             o In this decade, America's $10 Trillion Debt - from the consumer, corporate and government sectors - doubled the nation's $5 trillion GNP. Household debt as a percentage of income after taxes skyrocketed from just over 80 percent in the 1980s to almost 10 percent in the 1990s.

             o A recent USA Today article noted that the rearing of a single child in America will cost approximately $250,000. The Centers educate the client on financial strategies to provide the funds to give clients' children the advantages they'll need to survive in the 21st century.

             o A college education ranks second among major purchases an average person will make in his or her lifetime - second only to purchasing a home. The Financial Fitness services is developed to show how a client can afford both.

Financial Wellness Subsidiary

     Ms. Walker has been working toward the formation of the Financial Wellness Corporation to offer the Financial Fitness educational materials to Health Care Providers, inasmuch as recent analysis of the dramatically increasing health care costs in America shows that the most serious cause of illness in this country is brought on by stress; and, one of the major causes of stress is the result of financial pressures. Never before have individuals and families been under such financial stress. Consumer's debt in the United States now exceeds the national debt, and the accompanying problems reach into every household.

     Ms. Walker has developed the Financial Fitness proprietary product and services to address these stress related illnesses; and proposes to direct its marketing efforts to Health Maintenance Organizations, and other organizations in the Managed Health Care Industry and Insurance Companies.

     The Financial Wellness program will be presented through Interactive Multi-Media, CD-ROM electronic technology. Ms. Walker and her staff have spent many years developing and working with automation techniques offered by companies such as IBM, Microsoft, Lotus, Novell, and Apple to develop systems that take advantage of interactive multimedia. Automation products such as CD-ROMs, personal computers, networking, video conferencing, multimedia, and other advanced automation capabilities will play a major role in delivering and supporting these products and services.

     The End User Corporate Market Overview - HMOs and insurance companies are promoting wellness programs to potential and existing clients because of competitive pressures. The products promoted by Financial Wellness are meant to complement the internal wellness solution because many companies have implemented some form of a wellness program internally. The advantage of Financial Wellness is the unique contribution it can bring to wellness programs by providing financial education and money management skills heretofore unavailable as a stress reducing program. The products promoted by Financial Wellness are designed to enhance the existing company wellness program and are offered directly to the client company either by Financial Wellness or its partners. Financial Wellness will also provide customized systems that will be offered by the health care providers under a licensing arrangement with Financial Wellness. These products and services will be used to enhance existing wellness programs.

     Also, with the present trends associated with health care reform, many health care providers are attempting to provide additional services to differentiate them from the public perception of huge, uncaring, bureaucratic organizations. In the past few years, it has become fashionable to show how many health care providers are not concerned with the individual and are more concerned with the dollar. Additional services and products offered to their clientele can change this perception. Further, new and exciting programs can be promoted by the health care provider to differentiate them from their various competitors. Providing financial education and training is a giant leap forward from previous wellness programs which places Financial Wellness on the cutting edge as a provider of financial education through multimedia.

Marketing Plans

     Management has executed a Marketing and Advertising Agreement with two prominent national advertising firms, FMS Direct, a Direct Response Television marketing production; and a retail representation firm, Mack Media Specialties, collectively FMS Direct, a recognized leader in the Infomercial industry and "Specialists in TV Direct Marketing," to create and produce a High Impact, Result Oriented 30 minute TV Infomercial and Direct Response Print and TV Commercials, to be shown in various television media outlets through Mack Media Specialties, providing on-going marketing support in all phases of the execution of the program. The Infomercial will present the Financial Fitness products in an interesting, persuasive, entertaining format which calls for immediate viewer response directly to an 800 number telemarketing operator, who will record order information, along with other detailed consumer demographics data for subsequent marketing.

     Other targeted markets include home shopping channels, wholesale clubs, universities, and various retail outlets, including foreign distribution (with a targeted market of 75 million Americans believed to desperately need "Stress-Free Debt Reduction"). Management's pro-forma estimate is for generating potential sales of $11 Million annually in the first year of full operations.

Summary of the Financial Fitness Stress-Free Debt Reduction Marketing

         o Infomercials, through Interactive Media (cable, network TV and satellite), including DRTV, Home Shopping Channels, Computer Services (CompuServe, Genie, Prodigy, etc.) interactive cable.
         o Direct Mail and Print directed to "Affinity Groups"; e.g., large corporations, universities, fraternities and sororities, and multi-level marketing and mail order catalogues companies, providing special discount earnings through volume purchasing power.

The Test Marketing

     In February  1995, Ms.  Walker's  $75,000 "Test  Marketing"  production was aired on a major  television  channel  in New York  City and  Atlanta,  Georgia.
Rodney Buscher, President of Los Angeles-based FMS Direct (the "father" of Infomercials and author of the definitive treatise on Infomercials) had produced two 60-second and two 120-second "spots." The response was an amazing 10,000 callers requesting the Financial Fitness materials. Mr. Buscher told Ms. Walker that the response was far larger than any of his previous 229 Infomercials, concluding that his previous Infomercials had been geared to a "Specific Product or Service," and concluded that the Financial Fitness market was so broad, encompassing all demographic areas; and, therefore was without limitation, leading Mr. Buscher to believe that Ms. Walker's projections of $11 Million in first year sales based on her historical experience was from $1 Million to $2 Million short of what his experience indicated to be reasonably anticipated. However, because this is such a new marketing strategy for Financial Fitness, there can be no assurance of what response might actually result when the airing was in other demographic markets.

Franchise Marketing In 1997

     By January 1997, Financial Fitness will launch its nationwide Franchise Marketing with the filing of the Franchisor Offering Circular with the Federal Trade Commission and the Attorney General's Office in each of the states where the Company is doing business, and those states anticipated to be Nationwide in a reasonably short time after the Infomercials have been aired in other demographic/geographic areas.

     Based on Ms. Walker's discussions with the producer of the Infomercials, Rodney Buscher, it is anticipated that Franchise Fees of $6,000,000 can be generated in the first twelve months. Although there can be no assurance, the meetings with Franchise Stores International confirmed that 400 Franchises at $15,000 each could be reasonably anticipated.

     Caveat: All financial projections are inherently unreliable inasmuch as they are predicted on projections of future financial, social, economic and political events; some, if not many, will not occur as predicted, and some may not occur at all.

                        THIRD PARTY MARKETING AGREEMENTS

History of Growth by Personal Referrals

     After an eight-year history of growth, serving over 15,000 individuals participating in the Company's financial seminars and utilizing the Company's printed and video learning materials, all by word-of-mouth personal referrals, in 1996 the Company adopted an aggressive national marketing plan, resulting in the following:

Financial Potential Corporation

     The  Company  has  a  joint  venture  agreement  with  Financial  Potential
Corporation ("FPC") of Alamosa, Colorado (a company offering the following synergistic financial educational materials) whereby the Company supplies FPC its products and services. Since 1990, FPC has been primarily in the business of manufacturing and marketing of a product called the Debt SolutionSM. The company, upon signing a national marketing contract with National Marketing Alliance ("NMA") (January, 1996) has entered into an expansion program. Products and services to be added to the company's portfolio throughout 1996 are:

         o   Financial Education
         o   Life, Annuity, Disability
         o   Employee Leasing and related products and services
         o   Mortgage Financing
         o   Consumer Financing
         o   International Advanced Markets
         o   Specialized Financial Services

National Marketing Alliance

     In February 1996, the Company commenced offering its products and services to the National Marketing Alliance ("NMA") of the Denver Technological Center in Englewood, Colorado, through Financial Potential Corporation marketing agreement with NMA with 25,000 licensed life insurance agents, writing over $25 million in annualized premiums (representing $4 billion face amount insurance) in all 50 states and U.S. off-shore countries. The NMA agents utilize the Company's products, particularly the Debt Retirement and Payment Acceleration financial educational materials as a method to enhance the life insurance sales by showing clients how to organize their financial affairs to save funds in excess of the annual life insurance premium. NMA guarantees the Company a minimum of 1,000 new clients monthly to maintain NMA's contractual commitment to the Company. See Pro- Forma Financial Projections in the section preceding the Company's audited financial statements for an analysis of the anticipated Company revenues under this NMA agreement.

OMEGA Tax Consultants

     OMEGA is a tax consulting firm in Columbus, Ohio with 1,000 clients throughout the State of Ohio and anticipates being able to expand to 5,000 clients with the introduction of the Company's Pay Excel Program (although the Company makes no representations as to the number of OMEGA clients who will utilize the Company's programs).

Garden State Consumer Credit Counseling

     Garden States operates in New York and New Jersey assisting "Crises" debtor clients, serving over 7,500 clients, represents to the Company that they receive over 25,000 telephone inquiries annually for assistance of the kind provided by the Company through its Debt Retirement and Payment Acceleration program, where the Company receives $120.00 per client set-up fee and $100.00 monthly (that is shared 50% - 50% with the vendor).

Manuel Ramos Hispanic Assistance Program

     Mr.  Ramos,  a widely  acclaimed  host to  Hispanic  Radio  and  Television stations in southern California and Arizona, with outreach to Hispanic populations throughout the U.S. (a $20 million Hispanic potential market), is finalizing, by September 30, 1996, a Spanish language version of the Company's Debt Free Retirement and Debt Management programs. Carol Walker and Mr. Ramos inaugurated the program in late August 1996, with a target of 1,000 clients per month by the late fall 1996.

Texas Christian Church Organizations

     Company Management has introduced its Debt programs to a number of Christian Church Groups, commencing in the Spring of 1996 in Dallas, Texas. The Company is completing the text and video of financial independence based on Biblical scriptures. When these supplemental Biblical materials are developed in text and video format in the Fall of 1996, the Company's modest anticipation is approximately 400 new clients monthly as the number of participating churches expands from the current nine in the Dallas, Texas area.

     In addition, with the marketing expertise of Financial Potential Corporation, and the Company's other new joint venture partners, an aggressive solicitation program is commencing to secure the recommendation of the Company's programs by local, area and national real estate, insurance and mortgage brokers and agents.

Resumes of Directors

     Ronald  Zeller,  Chairman  (63) is a  Senior  Consultant  with  Mark  Kamin
Associates, a firm conducting nationwide seminars in Motivation, Training and Developing, and has spent his entire life as an innovative educator. Mr. Zeller is President of Zeller & Zeller Consulting (1996-present), was a consultant for Kamin and Associates (1995); and Founder and CEO of Primequal International (1992-1994), all focusing on educational enhancement programs. Mr. Zeller holds both a B.S. and an M.S. Degree from Brigham Young University.

     Carol Shelton Walker, founder, President and CEO of Financial Fitness Centers, is a nationally acclaimed author and motivational speaker. Her popular book, published in 1977 How to Succeed in Business Without Being a Man was the first in the nation to prove to women they could break the "glass ceiling." After ten years of founding and managing two multi-million dollar real estate and insurance businesses in Salt Lake City, Utah, Ms. Walker commenced developing the materials that are used in the Financial Fitness Centers. Ms. Walker has been the recipient of numerous local and national awards, including the 1990 National Outstanding Business Woman of the Year, awarded by the Institute for Constitutional Education (in Washington, DC); the 1989-90 Award for Excellence in Consumer Education from the Money School in Boston; and a Nominee for the 1994 Horatio Alger Award; and has been listed in Who's Who in American Businesswomen for several years. She has been awarded a B.A. Degree (Finance) from George Wythe College. Ms. Walker has been named "Honorary Citizen" by the Mayors of 21 cities across America, including New York City, Washington, New Orleans and Denver. Her awards are almost too numerous to list in this prospectus. However, some of the other more prestigious include the National Sales Achievement and National Quality Awards from the National Association of Life Underwriters. Her articles have been published in leading trade, money and women's magazines; and, she is a frequent guest speaker for radio, television and educational seminars nationwide.

     Robert A. Needham (41) has over 15 years as a senior executive in management, sales and marketing, currently President of Spectrum Advanced Markets, Inc. (1993-present), the founder and an executive officer of eight companies involved in strategic marketing, including First American Capital Corporation (1990 to 1993); and First American Marketing Corporation, dba Associated Independent Agencies, from which he resigned as Vice President and National Sales Director in 1993 to move to Birmingham, Alabama to return to private practice as an insurance wholesaler/agency recruiter and marketing consultant. He served the U.S. Air Force ("With Distinction") as an Asset
Trajectory Design Analyst for the Mission Launch team of the Space Shuttle Program while on assignment with the National Aeronautics and Space
Administration (NASA). Mr. Needham holds a B.S. Degree from Troy State University in Mathematics and Computer Science; and is to be awarded a J.D.
(Law) Degree in December 1996 from the Birmingham School of Law.

     Douglas T. Snarr (61) is co-founder and C.E.O. of SNARR Advertising, dba "Pocket-It-Organizers," an innovative, first of its kind, pocket-sized time management and daily planner to compete in this multi-billion dollar industry (1991-present). In his youth, Mr. Snarr formed Snarr Advertising, which he built into one of the nation's largest outdoor/billboard advertising companies, with Time Magazine reporting, "That by 1965 Snarr Advertising boasted assets of $3.5 million." The 1965 Highway Beautification Act required all billboards on federal land to be removed by July 1970 (representing 70% of Snarr's 1600 billboards in 13 Western states). Doug Snarr commenced a five year campaign of lobbying to provide states to implement the Act by compensating the billboard companies and he had the support of every major news and business magazine. He then embarked on an eight-year career of giving inspirational seminars for motivational and positive thinking, career and personal improvement until he resigned, sold his company, and became a Mormon Missionary in Alaska for three years, returning to found Snarr Communications for the purpose of producing and presenting educational workshops and motivational programs known as "The American Renewal Series." Doug Snarr was eulogized in the national press, where he was favorably compared with the kings of positive thinking speakers, Norman Vincent Peale and Zig Ziglar, and where Snarr was being referred to in the press as "One of today's most charismatic orators." Building up to having over 500 Affiliates for educational and motivational seminars, utilizing the latest electronic video and motion picture screen reproductions, resulted in a satellite distribution network known as "SATELLITE NETWORK AFFILIATES," which was sold to Merv Adelson, CEO of Lorimar Telepictures, the nation's largest supplier of television programming.

     Robert Ground, Ph.D. (75) Mr. Ground is an Award-Winning Director and member of Hollywood's Directors Guild of America for more than 30 years, having produced and directed feature films in the U.S. and Europe. He holds extensive patents in agricultural chemistry and photographic chemistry, high quality automotive load-ac. batteries for under-industrialized countries, the developer with Sylvania Electric for the continuous spectrum fluorescent tube used in plant growth; and is the author of several best-selling specialty scientific books, including the basic manual of hydroponics, Food For Tomorrow's World. Mr. Ground is also the recipient of the Congressional Award for Literature. From 1993-1996 he was President and CEO of the Company's predecessor, IMPACT Income and Investments, Inc. He writes a weekly column for a 500,000 circulation newspaper in Tempe, Arizona (the "Arizona Senior Citizen"), is Associate Editor for Cambridge Books, Inc. and is under contract through December 1997 with Dannyfilm, Rome, Italy. He holds a B.S. Degree from the University of Western Maryland and a Ph.D. Degree from Brantridge College, Cambridge University (England).

     Alternative Director: John Rivera, Vice President of Administration, holds a Ph.D. in Education Administration/Public Policy from San Diego University and a M.A. in Guidance and Counseling from the University of New Mexico. He has fifteen years combined experience as an administrator, consultant, instructor, counselor, and Department Chair with San Diego Community College District. Dr. Rivera has held several executive administration positions; as well as with the San Diego city administration. Known as a highly motivational speaker, he has been a guest lecturer at San Diego State University Graduate Counseling Program, La Jolla Center for Exploration and Development of Human Potential, and National Hispanic School Board Members Association. The many awards received by Dr. Rivera include: American Council on Education (A.C.E.) Fellow, E.D.P.A. Fellowship Award from the U.S. Office of Education and is listed in Who's Who Among Hispanic Americans.

     Gene Walker (65), Vice President, was an executive scientist for the Lockheed Martin Corporation, and for Westinghouse Nuclear (1990-1995). Mr. Walker served as President of Financial Freedom Enterprises of Idaho, the Company's predecessor. He is Carol Walker's husband. He holds a B.S. Degree from Utah State University.

     Douglas Hathaway (30), Secretary-Treasurer since mid-1996, has held a series of middle management positions (primarily with American Microsystems, Inc.) since graduation from Idaho State University with a B.A. (Finance) and an MBA Degree.

     Malcolm D. Crawford, Esq. (66) is a practicing attorney specializing in Corporate Securities and Financial Law nationwide, with offices in Denver, Colorado. He is a former member of the faculties of, Colorado University, Albertus Magnus College, and Yale University (Economics); the Universities of Denver and San Francisco (Law); He received two Appointments as Financial Attache and Assistant to the Ambassador at the United State Embassies in London, England and Paris, France. He has degrees from: Western Kentucky University ("Highest Distinction"), Colorado University (Cum Laude/Finance), the Harvard-Tufts/Fletcher School of International Law and Diplomacy (M.A.), and Yale Law School (J.D.).

                         PRO-FORMA FINANCIAL PROJECTIONS

Caveat: All financial projections are inherently unreliable inasmuch as they are predicted on projections of future financial, social, economic and political events; some, if not many, will not occur as predicted, and some may not occur at all.



GROWTH ASSUMPTIONS                              1996                    1997                1998             1999

Existing Offices                                  15                      30                  45               60
New Debt Retirement Clients                      300                  10,800              16,200           21,600
New Payment Acceleration Clients                 100                  10,800              16,200           21,600
Total DR Clients                               3,300                  14,100              30,300           51,900
Total PA Clients                               2,200                  13,000              29,200           50,800
Clients Completed or Defaulted                   (60)                 (3,240)             (4,860)          (6,480)
   Total Clients                               5,440                  23,860              54,640           96,220

INCOME - Services
Enrollments DR                               $36,000              $1,296,000          $1,944,000       $2,592,000
Enrollments PA                                12,000               1,296,000           1,944,000        2,592,000
Total DR Trust Payments                    1,650,000               7,050,000          15,150,000       25,950,000
DR Fee Monthly Income                        165,000                 705,000           1,515,000        2,595,000
PA Fee Monthly Income                        220,000               1,300,000           2,920,000        5,080,000
Franchise Income                             225,000                 225,000             225,000          225,000
Seminar & Training                            19,860                  79,161              79,181           79,161
   SUB TOTAL                                 677,860               4,901,161           8,627,181       13,163,161

INCOME - Product Sales
Blueprint                                    $16,320                 $71,580            $163,920         $288,660
Course Materials & Books                      25,200                  50,400              50,400           50,400
Video Sales                                  101,400                 551,400             551,400          551,400
   SUB TOTAL                                 142,920                 673,380             765,720          890,460

EXPENSES - Marketing
DR Monthly Marketing Costs - Residuals       $41,250                $176,250            $378,750         $648,750
PA Monthly Marketing Costs - Residuals       110,000                 650,000           1,460,000        2,540,000
Other Marketing Expenses                      20,160                  40,320              40,320           40,320
Franchise Expenses                           148,500                 148,500             148,500          148,500
Advertising Expenses                          27,114                 196,046             345,087          526,526
   SUB TOTAL                                 347,024               1,211,116           2,372,657        3,904,096

EXPENSES - Office
Officer and Director Salary                 $127,200                $219,300            $373,200         $581,100
Administration                                15,000                  25,000              25,000           25,000
Number of Employees - Operations                   6                      33                  73              127
Payroll - Operations                          99,000                 585,000           1,314,000        2,286,000
Other Office Expenses                         40,800                 178,950             409,800          721,650
   SUB TOTAL                                 282,000               1,008,250           2,122,000        3,613,750

NET CASH FLOW
Total Income                                $820,780              $5,574,541          $9,392,901      $14,053,621
Total Expense                               (629,024)             (2,219,366)         (4,494,657)      (7,517,846)

NET INCOME (LOSS)*                          $191,756              $3,355,175          $4,898,244      $ 6,535,775
                                            ========              ==========          ==========      ===========

-------
*These financial projections are calculated prior to an evaluation of revenues arising from either: (i) Sale of
Franchises; and (ii) Revenues resulting from Infomercials.

                                                       -12-

ASSUMPTIONS USED IN PROJECTING FUTURE FINANCIAL RESULTS

  Advertising Expense (as a percentage of income from services)...........4.00%

  New Centers Added Annually................................................15

  Annual Number New Debt Retirement Clients per Center.....................360

  Annual Number New Payment Acceleration Clients per Center................360

  Clients Completed or Defaulted (as a percentage of new clients)...........15%
  Debt Retirement Program "Income Analysis"
     Average Monthly Payment to Clients...................................$500
     Fee Received (as a percentage of Monthly payments to Creditors)....... 10%
     Enrollment Fee.......................................................$120

  "Payment Acceleration Program" Income
     Enrollment Fee.......................................................$120
     Monthly Fee..........................................................$100
        (Less 50% payment to sales agent)

  Number of Employees  - 1 per clients ==>.................................400

  Average Operations cost per employee (p/r including tax liability)...$18,000

  All Officers' Aggregate Yearly Salaries.............................$100,000

  Aggregate Officers' Salary Increase per 1,000 Clients.................$5,000

  Overhead Expenses per 1,000 Clients...................................$7,500

  Franchise Fee........................................................$15,000
     Franchise Expense as percentage of fee = 66%

OTHER NOTES

o Debt Retirement clients are "Crisis" clients. Payment Acceleration clients are NOT crisis clients.

o A "Center" is a trained satellite organization that has a license agreement to sell the Company's services and products.

o The above figures show a "franchise" and a "center." For the purposes of this projection they are considered the same as both are client providers.

o The Company in both the Debt Retirement and Payment Acceleration programs helps individuals to set-up and maintain workable budgets. Some people will complete the Program and some (@ 15%) terminate prior to reaching the goals the Company's program had established for each client. This complete/default rate has been tracked in the Debt Retirement program at 15% (management believes that the Payment Acceleration program will have the same rate).


Item 6.  Resignation of Registrant's Directors

     Resignation of old Directors as a condition of the Acquisition Agreement referred to in Item 1.

Item 7.  Financial Statements - Proforma Financial Statements and Exhibits

    A. The financial statements for Financial Freedom Enterprises, Inc. are included herein.

    B. The Exhibits attached as Appendix A are filed in response to Item 601 of Regulation 8-K.

Item 8.  Changes in Fiscal Year

    None

                                   Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                          FINANCIAL FREEDOM ENTERPRISES, INC.
Date: September 12, 1996
                                           /S/  CAROL WALKER
                                          --------------------------------------
                                          Carol Walker, President

          APPENDIX TO FORM 8-K FOR FINANCIAL FREEDOM ENTERPRISES, INC.

                                Index to Exhibits


(2)      Acquisition Agreements

         (2)(a) Articles of Merger

         (2)(b) Articles of Amendment